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                                  EXHIBIT 10.8

                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT ("Agreement") is made as of this 30th day of September 1995, (the "Effective Date") by and between Robert P. Cummins, an individual ("Employee"), and CYBERONICS, INC., a Delaware corporation ("Company"), with reference to the following facts:

                                    RECITALS

         A. The Board of Directors of the Company (the "Board") has determined that it is in the best interests of the Company and its stockholders to assure that the Company will have the continued dedication and objectivity of the Employee.

         B. The Board believes that it is in the best interests of the Company and its stockholders to provide the Employee with an incentive to continue his employment and to motivate the Employee to maximize the value of the Company.

         C. The Board believes that it is imperative to provide the Employee with certain severance benefits upon the Employee's termination of employment which provides the Employee with enhanced financial security and provides efficient incentive and encouragement to the Employee to remain with the Company.

         In consideration of the mutual covenants herein contained, and in consideration of the continuing employment of Employee by the Company, the parties agree as follows:

         1. Employment.

                  1.1 Employment. Company hereby hires Employee, and Employee hereby accepts employment, as the Company's Chief Executive Officer and President, with such duties and responsibilities as are set forth in the Company's Bylaws and at the direction of the Board.

                  1.2 Employment Term. The period of Employee's employment hereunder shall commence on the date hereof and shall continue until and terminate on the first anniversary hereof unless earlier terminated pursuant to
Section 3 (the "Employment Period"). After the expiration of the Employment Period and with the mutual agreement of the parties, Employees employment with the Company may continue on an "at-will" basis, subject to the Company's customary terms and condition of employment for its at-will employees.

                  1.3 Place of Employment. During the Employment Period, Employee shall render his services principally at the offices of the Company in Webster, Texas.

         2. Compensation.

                  As compensation for his services to be performed hereunder, Company shall provide Employee with the following compensation and benefits:

                  2.1 Base Salary. Employee's initial base salary shall be $18,083.33 per month. Employee's base salary shall continue at such amount subject to adjustment by the mutual agreement
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of the parties. Employee's base salary shall be payable in accordance with this
Company's payroll practices as in effect from time to time, and subject to such withholding as is required by law.

                  2.2 Bonus Plan. In addition to the base salary specified in
Section 2.1, Employee shall be eligible to participate in executive officer bonus plans as determined by the Board from time to time. Employee's bonus under such plans shall be based on criteria set forth or established pursuant to any such plan.

                  2.3 Benefits.

                           (a) Vacation. Employee shall be entitled to four (4)
weeks paid vacation during each year of his employment by the Company, which shall be administered according to the Company's standard employment policies as in effect from time to time; provided, however, that Employee shall not take more than two (2) weeks of vacation in any six (6) week period.

                           (b) Auto/Travel Allowances. In addition to the other
compensation provided for herein, during the term of this Agreement, Employee shall be paid an automobile allowance of $350.00 per month and a personal travel allowance of $500.00 per month. Such payments shall be payable concurrent with salary payments made in accordance with this Company's payroll practices as in effect from time to time, and subject to such withholding as is required by law.

                           (c) Business Expenses. The Company shall reimburse
Employee for all reasonable business expenses incurred by Employee in the course of performing services for the Company, in accordance with the Company's expense reimbursement policy as in effect from time to time.

                           (d) Other Benefits. The Employee shall be eligible to
participate in the employee benefit plans and executive compensation programs maintained by the Company of general applicability to other key executives of the Company, including (without limitation) retirement plans, savings or profit-sharing plans, deferred compensation plans, supplemental retirement or excess-benefit plans, stock option, incentive or other bonus plans, life, disability, health, accident and other insurance programs, paid vacations, and similar plans or programs, subject in each case to the generally applicable terms and conditions of the plan or program in question and to the determination of the Board or any committee administering such plan or program.

                  2.4 Withholding, Etc. The Company may make such deductions, withholdings and other payments from all sums payable to Employee pursuant to this Agreement which are required by law or as Employee requests for taxes and other charges.

         3. Severance Pay. Except as otherwise expressly set forth in this
Section 3, Employee's right to receive base salary or any other payments not required by law shall cease upon the effective date of any termination of the Employment Period, and the Company shall have no further liability or obligation to Employee, his executors, administrators or assigns hereunder except for unpaid salary, benefits and bonuses (if any) accrued to the date of termination, and except as set forth below.




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                  3.1 Involuntary Termination.

                           (a) Severance Payment. In the event that prior to the
first anniversary date of the Effective Date of this Agreement Employee's employment with the Company is "involuntarily terminated" (as defined below), the Company shall pay to Employee as severance pay, a cash payment equal to $650,000 (the "Severance Payment"). The Cash Bonus shall be subject to applicable tax withholding and shall be paid in a lump sum within five (5) days following the effective date of the event giving rise to the Severance Payment.

                           (b) Involuntarily Terminated Defined. For purposes of
this Agreement, the term "involuntarily terminated" shall mean:

                                    (i) the continued assignment to Employee of
any duties or the continued significant reduction of Employee's duties, either of which is substantially inconsistent with the level of Employee's position with the Company as of the date of this Agreement;

                                    (ii) a material reduction in Employee's
salary, other than any such reduction which is part of, and generally consistent with, a general reduction of officer salaries;

                                    (iii) a material reduction by the Company in
the kind or level of employee benefits (other than salary and bonus) to which Employee is entitled immediately prior to such reduction with the result that Employee's overall benefits package (other than salary and bonus) is substantially reduced (other than any such reduction applicable to officers of the Company generally);

                                    (iv) the relocation of Employee's principal
place for the rendering of the services to be provided him hereunder to a location more than fifty (50) miles from the present location of the principal executive office of the Company; or

                                    (v) any material breach by the Company of
any material provision of this Agreement which continues uncured for 30 days following notice thereof; provided, however, that none of the foregoing shall constitute "involuntarily terminated" to the extent Employee has agreed thereto in writing.

                  3.2 Voluntary Termination; Termination for Cause.

                           (a) No Severance Payment. In the event that Employee
voluntarily terminates his employment with the Company or the Company terminates his employment for "cause" (as defined below), then the Company's sole obligation to Employee will be (i) to pay Employee any salary, vacation or the like accrued but not paid as of the date of termination and (ii) to provide Employee with such right to continue health care benefits (at Employee's expense) as required by applicable law. Notwithstanding the foregoing, it is understood that a termination will not be deemed to be voluntary where Employee terminates his employment as a result of the occurrence of one or more of the events described in the definition of "involuntarily terminated."




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                           (b) For purposes of this Agreement, the term "cause"
shall mean:

                                    (i) Conviction of a crime involving moral
turpitude;

                                    (ii) The death or permanent disability of
Employee, with the term "permanent disability" defined as meaning a total or partial physical or mental disability continuing for a period of not less than three (3) consecutive months, which prevents Employee from substantially discharging his duties and responsibilities as set forth herein;

                                    (iii) Employee's malfeasance in connection
with his employment or neglect of his duties hereunder after written notification thereof by the Company, which notice shall specify the alleged instances of neglect of his duty, and shall provide Employee with 30 days in which to remedy such neglect, if it is subject to being remedied;

                                    (iv) Employee's material breach of this
Agreement or the confidential information agreement entered into with the Company; or

                                    (v) Employee personally engaging in knowing
and intentional illegal conduct which is seriously injurious to the Company or its affiliates.

         4. Confidentiality and Nondisclosure.

                  4.1 Exclusive Service. Employee agrees that so long as he remains employed by the Company, he will not, except with the written approval of the Company, engage in or be employed in any business competitive with that of the Company either actively or as a passive investor (other than passive investment in publicly traded securities), and will otherwise do nothing inconsistent with his duties hereunder including, but not limited to, using any of the Company's trade secrets, patents, trademarks, trade names, copyrights, secret processes, plans of business operation, customer lists or other intangible assets of the Company, whether presently owned or hereafter required, other than in connection with his employment by the Company. Without limiting the foregoing, the Company acknowledges that Employee has the outside commitments described in Exhibit A hereto and hereby consents to such activities.

                  4.2 Confidentiality Policies. Employee acknowledges that the Company is a publicly held corporation and that as such, it is legally obligated to maintain certain policies concerning the disclosure of nonpublic material information concerning the Company, its products, operations and business. Employee agrees to comply with all of such policies as may be adopted by the Company from time to time hereafter, or as may be presently existing. Employee further agrees to fully comply with all laws, rules and regulations of the Securities and Exchange Commission, any state securities authority, any court or other regulatory authority or agency relating to or affecting transactions in the Company's securities, and specifically agrees not to purchase or sell securities of the Company while in possession of material nonpublic information concerning the Company.

                  4.3 Trade Secrets and Confidential Information. Employee agrees to execute, and abide by, the Company's standard employee confidential information agreement.




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                  4.4 Survival. Employee's agreements under this Section 4 shall survive the termination of his employment, and shall continue indefinitely.

         5. Miscellaneous.

                  5.1 Arbitration. If any dispute between the parties arises out of this agreement, such dispute shall be finally resolved by binding arbitration conducted in Webster, Texas in accordance with the commercial rules of the American Arbitration Association then in effect. Any such arbitration shall be conducted before a single arbitrator. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

                  5.2 Assignment. This Agreement shall inure to the benefit of and shall be binding upon the successors and the assigns of the Company. This Agreement is personal to Employee and may not be assigned by him.

                  5.3 Severability. If any provision of the Agreement shall be found invalid by any court of competent jurisdiction, such findings shall not affect the validity of the other provisions hereof and the invalid provisions shall be deemed to have been severed herefrom.

                  5.4 Applicable Law. This Agreement is entered into and executed in the State of Texas and shall be governed by the laws of such State.

                  5.5 Entire Agreement. This Agreement expresses the entire understanding of the parties with respect to the terms of Employee's employment with the Company, and supersedes any prior agreement, understanding or the like, whether written or oral.

                  5.6 Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                  5.7 Attorneys' Fees. In the event any party hereto commences arbitration or legal action to enforce this Agreement, the prevailing party shall be entitled to its reasonable attorneys' fees, costs and expenses incurred in such action.




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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth on the first page hereof.


                                   CYBERONICS, INC.


                                   By:    /s/ Reese S. Terry, Jr.
                                         ---------------------------------------
                                         Reese S. Terry, Jr.
                                         Chairman of the Board,
                                         Executive Vice President and Secretary


                                   EMPLOYEE



                                   By:   /s/ Robert P. Cummins
                                         ---------------------------------------
                                         Robert P. Cummins




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
                         EMPLOYMENT AGREEMENT AMENDMENT


         THIS EMPLOYMENT AGREEMENT AMENDMENT (the "Amendment") is made as of this 10th day of January, 1996 (the "Effective Date") by and between Robert P. Cummins, an individual ("Employee"), and CYBERONICS, INC., a Delaware corporation ("Company"), with reference to the following facts:

                                    RECITALS

         A. The Company and the Employee are parties to an Employment Agreement dated effective as of September 30, 1995 (the "Employment Agreement");

         B. The Board of Directors of the Company (the "Board") and the Employee have jointly determined that it would be appropriate for Employee's role with the Company to be revised as set forth in this Amendment, and to adjust Employees time commitment and compensation in accordance with this revised role.

                                    AGREEMENT

         In consideration of the mutual covenants herein contained, and in consideration of the continuing employment of Employee by the Company, the parties agree as follows:

         1. Amendment of Employment Agreement.

                  1.1 Compensation. Section 2.1 of the Employment Agreement is hereby revised to read in its entirety as follows:

                           "2.1 Base Salary. Employee's initial base salary shall be $18,083.33 per month. Effective as of February 1, 1996, Employee's base salary shall be reduced to $12,583.33 per month. Employee's base salary shall continue at such amount subject to adjustment by the mutual agreement of the parties. Employee's base salary shall be payable in accordance with this Company's payroll practices as in effect from time to time, and subject to such withholding as is required by law."

                  1.2 Severance Payment. As of the Effective Date of this Amendment, the Severance Payment amount set forth in Section 3.1(a) of the Employment Agreement will be reduced to $450,000.

                  1.3 Exclusive Service. Section 4.1 of the Employment Agreement is hereby amended to read in its entirety as follows:

                           "4.2 Exclusive Service. Employee agrees that so long as he remains employed by the Company, he will not, except with the written approval of the Company, engage in or be employed in any business competitive with that of the Company either actively or as a passive investor (other than passive investment in publicly traded securities), and will otherwise do nothing inconsistent with his duties hereunder including, but not limited to, using any of the Company's trade secrets, patents, trademarks, trade names, copyrights, secret processes, plans of business operation, customer lists or other intangible assets of the

         Company, whether presently owned or hereafter required, other than in connection with his employment by the Company. Without limiting the foregoing, Employee agrees to devote at least 87% of his working time devoted to Company business through January 31, 1996, and at least 50% of his working time devoted to Company business from February 1, 1996 through the remaining term of this Agreement."

                  1.4 Exclusive Service. Section 3.2(b)(iii) of the Employment Agreement is hereby amended to read in its entirety as follows:

                           "(iii) Employee's malfeasance in connection with his employment or neglect or inadequate performance of his duties as determined at any time in the sole and absolute discretion of the Board of Directors;"

         2. No Other Changes. Except as expressly provided in this Amendment, the terms of the Employment Agreement shall remain in full force and effect.

         3. Miscellaneous. The Miscellaneous provisions set forth in Section 5 of the Employment Agreement shall apply to this Amendment as if set forth herein.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth on the first page hereof.


                                     CYBERONICS, INC.


                                     By:  /s/ Reese S. Terry, Jr.
                                          --------------------------------------
                                          Reese S. Terry, Jr.
                                          Chairman of the Board,
                                          Executive Vice President and Secretary


                                     EMPLOYEE



                                     By:  /s/ Robert P. Cummins
                                          --------------------------------------
                                          Robert P. Cummins

                         EMPLOYMENT AGREEMENT AMENDMENT


         THIS EMPLOYMENT AGREEMENT AMENDMENT (the "Amendment") is made as of this 10th day of April, 1996 (the "Effective Date") by and between Robert P. Cummins, an individual ("Employee"), and CYBERONICS, INC., a Delaware corporation ("Company"), with reference to the following facts:

                                    RECITALS

         A. The Company and the Employee are parties to an Employment Agreement dated effective as of September 30, 1995, as amended on January 10, 1996 (the "Employment Agreement");

         B. The Company has announced the execution of an Agreement and Plan of Merger pursuant to which the Company may be acquired by another company. The Board of Directors of the Company (the "Board") recognizes that such announcement can be a distraction to the Employee and can cause the Employee to consider alternative employment opportunities. The Board has determined that it is in the best interests of the Company and its stockholders to assure that the Company will have the continued dedication and objectivity of the Employee, notwithstanding the possibility or occurrence of a Change of Control (as defined below) of the Company.


                                    AGREEMENT

         In consideration of the mutual covenants herein contained, and in consideration of the continuing employment of Employee by the Company, the parties agree as follows:

         1. Amendment of Employment Agreement.

                  1.1 Employment Period. Section 1.2 of the Employment Agreement is hereby revised to read in its entirety as follows:

                           "(a) Employment Term. The period of Employee's employment hereunder shall commence on the date hereof and shall continue until and terminate on December 31, 1996 unless earlier terminated pursuant to Section 3 (the "Employment Period"). After the expiration of the Employment Period and with the mutual agreement of the parties, Employees employment with the Company may continue on an "at-will" basis, subject to the Company's customary terms and condition of employment for its at-will employees."

                  1.2 Severance Payment. Section 3.1(a) of the Employment Agreement is hereby revised to read in its entirety as follows:

                           "(a) Severance Payment. In the event that prior to December 31, 1996 Employee's employment with the Company is "involuntarily terminated" (as defined below), the Company shall pay to Employee as severance pay, a cash payment equal to $450,000 (the "Severance Payment"). The Cash Bonus shall be subject to applicable tax withholding and shall be paid in a lump sum within five (5) days following the effective date of the event giving rise to the Severance Payment."

         2. No Other Changes. Except as expressly provided in this Amendment, the terms of the Employment Agreement shall remain in full force and effect.

         3. Miscellaneous. The Miscellaneous provisions set forth in Section 5 of the Employment Agreement shall apply to this Amendment as if set forth herein.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth on the first page hereof.


                                     CYBERONICS, INC.


                                     By:  /s/ Reese S. Terry, Jr.
                                          --------------------------------------
                                          Reese S. Terry, Jr.
                                          Chairman of the Board,
                                          Executive Vice President and Secretary


                                     EMPLOYEE



                                     By:  /s/ Robert P. Cummins
                                          --------------------------------------
                                          Robert P. Cummins




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